Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 19, 1999, with respect to the consolidated financial statements and Financial Statement Schedule as of December 31, 1998 and for the year then ended included in the Post Effective Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-45457) and related Prospectus of Amscan Holdings, Inc.



                                               /s/ Ernst & Young LLP



Stamford, Connecticut
June 25, 1999